 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 31, 2007

CARDIMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

47266 Benicia Street, Fremont, California, 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 354-0300

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2007, the Board of Directors (the “Board”) of Cardima, Inc. (the “Company”) terminated the employment of its Chief Executive Officer and Acting Chief Financial Officer, Mr. Gabriel Vegh.  Mr. Vegh remains a Director of the Company.

On the same date, the Board appointed Mr. Robert Cheney to be the Company’s Chief Executive Officer.  Mr. Cheney has been a Director of the Company since February 2006.  Mr. Cheney is also a Director and shareholder of Apix International Limited, a principal stockholder of the Company.  In addition, the Board appointed Mr. Tony Shum, one of the Company’s directors, as the Chairman of the Board.  The Board further appointed Mr. Chris Mak to be its Chief Financial Officer and Corporate Secretary.

Mr. Mak has been the Company’s Corporate Controller since October 2005.  From September 2003 until July 2005, Mr. Mak was the International Finance Manager of Thermawave, Inc., a process control metrology system manufacturer, which is now a division of KLA-Tencor Corporation.  From May 1999 to August 2003, Mr. Mak was the Accounting Director of Sirenza Microdevices Inc., a supplier of radio frequency components.  Prior to May 1999, Mr. Mak held senior management positions with two private companies. Mr. Mak received a B.S. in Finance and a M.B.A in Finance from the California State University, Hayward, which is now known as California State University, East Bay.

Employment agreements for Mr. Shum, Mr. Cheney and Mr. Mak are currently being negotiated.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: September 7, 2007	By:	/s/ Chris Mak
Name: Chris Mak
Chief Financial Officer

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